       1                                       	                EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                  Three months ended       Nine months ended
                                                      June 30,                  June 30,
(In thousands, except per share amounts)           1994      1993          1994        1993
                                                     (Unaudited)              (Unaudited)
Earnings per Common and
 Common Equivalent Share:

	Net income available to common ................$ 1,520   $ 2,669	    $11,199   $ 6,003

Shares:

	Weighted average common shares
       outstanding ..................................  44,768    40,389      42,853    40,086


Adjustments:

(a)  Assumed issuances under
      stock option and stock
      purchase plans .............................      1,258     1,260	      1,295     1,570

(b)  Assumed exercise of warrants.................      1,629       663       1,846     1,431

Total shares .....................................     47,655    42,312	     45,994    43,087



Earnings per common share.........................    $   .03   $   .06	    $   .24   $   .14

                                         	                            EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS PER COMMON SHARE
ASSUMING FULL DILUTION

                                                  Three months ended       Nine months ended
                                                      June 30,                  June 30,
(In thousands, except per share amounts)           1994      1993           1994        1993
Earnings per Common and
 Common Equivalent Share:

       Net income available to common ................$ 1,520  $ 2,669    $11,199     $ 6,003

Shares:

	Weighted average common shares
       outstanding ..................................  44,768   40,389      42,853     40,086


Adjustments:

(a)  Assumed issuances under
      stock option and stock
      purchase plans .............................    	 1,317    1,329       1,374      1,663


(b)  Assumed exercise of warrants.................      1,650      687       1,928      1,512

Total shares .....................................     47,735   42,405      46,155     43,261



Earnings per common share.........................    $   .03  $   .06     $   .24    $   .14
